Exhibit 2.2

AMENDMENT NO. 1
TO

BUSINESS TRANSFER AGREEMENT

This Amendment No. 1 to Business Transfer Agreement (this “Amendment”), made as of September 8, 2010, is entered into by and among Abbott Healthcare Private Limited, a private limited company formed under the Laws of India and having its registered office at 4, Corporate Park, Sion Trombay Road, Mumbai-400 071, Maharashtra, India (“Purchaser”), and solely for the purposes of Section 7.18 of the BTA (as defined herein), Abbott Laboratories, an Illinois corporation and the indirect ultimate corporate parent of Purchaser (the “Guarantor”), on the one hand, and Piramal Healthcare Limited, a public limited company formed under the Laws of India and having its registered office at Piramal Tower, Ganpatrao Kadam Marg, Lower Parel, Mumbai-400 013, Maharashtra, India and listed on the Bombay and National stock exchanges (“Seller”), and, solely for purposes of Sections 7.5(c), 7.6, 10.6 and 11.12 of the BTA, the shareholders of Seller listed on Exhibit A of the BTA who, as of December 31, 2009, held, in the aggregate, 103,232,499 shares of Seller, which represented approximately 49.39% of the issued and outstanding share capital of Seller (“Promoter Group”), on the other hand.

RECITALS

WHEREAS, the Parties have entered into that certain Business Transfer Agreement, made as of May, 21, 2010 (as amended from time to time, the “BTA”);

WHEREAS, following the execution of the BTA, Seller entered into a license agreement with F. Hoffmann-La Roche Ltd in respect of products of the Business, the terms of which expressly permit Seller to grant a sub-license to Purchaser;

WHEREAS, following the execution of the BTA, Seller advised Purchaser that it holds freehold title to two additional parcels of land located near the Baddi Manufacturing Plant (as defined in the BTA prior to the execution of this Amendment), one of which is used as a housing colony for Business Employees working at the Baddi Manufacturing Plant and the other which was previously used by Seller for disposal of ash produced by boilers at the Baddi Manufacturing Plant (as defined in the BTA prior to the execution of this Amendment); and

WHEREAS, the Parties hereto now desire to amend the BTA in accordance with Section 15.3 of the BTA as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

AGREEMENT

1.                                       AMENDMENTS.

1.1                                 List of Exhibits.

(a)                                  Exhibit H of the List of Exhibits is hereby amended and restated in its entirety as follows:

“Exhibit H                                          Roche Sub-License Agreement”

(b)                                 Exhibit O of the List of Exhibits is hereby amended and restated in its entirety as follows:

“Exhibit O                                          Exclusive Distribution Agreement”

(c)                                  The following Exhibit is added to the List of Exhibits immediately following Exhibit Z:

“Exhibit AA                               Registered User Agreement”

(d)                                 The following Exhibit is added to the List of Exhibits immediately following Exhibit AA:

“Exhibit BB                                   Trademark License Agreement”

(e)                                  The following Exhibit is added to the List of Exhibits immediately following Exhibit BB:

“Exhibit CC                                   Sub-License Agreement”

(f)                                    The following Exhibit is added to the List of Exhibits immediately following Exhibit CC:

“Exhibit DD                                 Principal to Principal Manufacturing Agreement”

(g)                                 The following Exhibit is added to the List of Exhibits immediately following Exhibit DD:

“Exhibit EE                                     Actuarial Valuation Report”

1.2                                 Section 1.1.

(a)                                  The definition “Ancillary Agreements” is hereby amended and restated in its entirety as follows:

““Ancillary Agreements” means, collectively: (a) a Deed for the Baddi Plant; (b) a Deed for the Baddi Housing Colony; (c) a Deed for the Baddi Ash Disposal Site; (d) the API Supply Agreement; (e) the R&D Agreement; (f) the Contract Manufacturing Agreements; (g) the Transition Services Agreement; (h) the Sanofi Sub-License Agreements; (i) the Roche Sub-License Agreement; (j) the IP Assignment; (k) the IP License Agreements; (l) the Exclusive Distribution Agreement; (m) the Registered User Agreement; (n) the Trademark License Agreement; (o) the Sub-License Agreement; (p) the Principal to Principal Manufacturing Agreement; (q) deeds of novation or assignment for each Contract used in or held for use in the Business; and (r) any other instruments of sale, conveyance, transfer and assignment between Seller or any of its Affiliates, on the one hand, and Purchaser or any of its Affiliates, on the other hand, in form and substance reasonably satisfactory to Purchaser and Seller, as may be reasonably necessary or advisable under applicable Law to effect the transactions contemplated by this Agreement and the Ancillary Agreements;”

(b)                                 The following definition is added to Section 1.1 of the BTA between the definitions of “API Supply Agreement” and “Baddi Manufacturing Plant”:

““ATPPL” means Abbott Truecare Pharma Private Limited, a private limited company formed under the Laws of India and having its registered office at 1st Floor, Su Motors Complex, Model Town, Bal Rajeshwar Marg, Mulund, West Mumbai, 400 080 Maharashtra, India;”

(c)                                  The definition of “Baddi Manufacturing Plant” is hereby amended and restated in its entirety as follows:

““Baddi Manufacturing Plant” means all of the following Real Property in which Seller holds freehold title:

(a)                                  the Real Property being used by Seller as a manufacturing plant which is located at Village Mauza Bhatoli Khurd, Hadbast (H.B) No.213, Pargana Dharampur, Tehsil Baddi, District Solan, State of Himachal Pradesh, India (the “Baddi Plant”);

(b)                                 the Real Property being used by Seller as a housing colony for Business Employees working at the Plant which is located at Village Mauza Bhatoli Khurd, Hadbast (H.B) No.213, Pargana Dharampur, Tehsil Baddi, District Solan, State of Himachal Pradesh, India (the ‘Baddi Housing Colony”); and

(c)                                  the Real Property formerly used by Seller for disposal of ash produced by boilers at the Plant) which is located at Village Mauza Daduwal, Hadbast (H.B) No. 175, Pargana Dharampur, Tehsil Nalagarh, District Solan, State of Himachal Pradesh, India (the “Baddi Ash Disposal Site”).

The legal description, street address, khasra numbers, khatauni numbers, field numbers and plot numbers of each of the parcels of Real Property for the Baddi Plant, the Baddi Housing Colony and the Baddi Ash Disposal Site are detailed in Schedule 1.1(a);”

(d)                                 The following definition is added between the definitions of “Contract Manufacturing Agreements” and “Effective Date”:

“Contramal License Agreement” means that certain Trademark License Agreement, made and entered into on March 15, 1989, by and between Gruenthal GmbH, a company formed under the Laws of Germany (“Gruenthal”) and Ambalal Sarabhai Enterprises Limited, a company formed under the Laws of India (“ASE”), as such Trademark License Agreement has been amended from time to time, including that certain Third Amendment to the License Agreement made and entered into on March 22, 2007 by and between Gruenthal and ASE;

(e)                                  The following definition is added to Section 1.1 of the BTA between the definitions of “Environmental Law” and “GAAP”:

““Exclusive Distribution Agreement” means the Exclusive Distribution Agreement to be entered into by and between Purchaser and Seller at the Closing in the form of Exhibit O;”

(f)                                    The following definition is added to Section 1.1 of the BTA between the definition of “Loss” and “Material Adverse Effect”:

““Management Incentive Amount” means the amount agreed to by the

Parties for the management performance payments, annual incentive and all other incentive type payments other than sales incentive payments, but including under the Wealth Sharing Plan, accrued for the period commencing on April 1, 2010 (inclusive) and ending on September 7, 2010 (inclusive), which such amount equals the INR equivalent of Eight Hundred Fifty Thousand United States Dollars (USD 850,000) calculated using the Daily Exchange Rate as of September 6, 2010;”

(g)                                 The following definition is added to Section 1.1 of the BTA between the definition of “NCEs and/or NBEs” and “Occupational Safety and Health Law”:

““New Roche In-License Agreement” means that certain License Agreement between F. Hoffmann-La Roche Ltd and Seller, dated June 8, 2010, a copy of which is attached hereto as Exhibit Y;”

(h)                                 The following definition is added to Section 1.1 of the BTA between the definition of “Occupational Health and Safety Law” and “Order”:

““Original Roche In-License Agreement” means that certain License Agreement between F. Hoffmann-La Roche Ltd and Roche Products Limited (a predecessor in interest of Seller) dated October 12, 1993, (as amended pursuant to that certain Settlement Agreement dated August 18, 2004);”

(i)                                     Sub-section (b) of the definition of “Other Businesses” is hereby amended and restated in its entirety as follows:

“(b)  the business of performing drug discovery, research and development work (including preformulation studies, formulation development, clinical material supply, clinical trials formulation and clinical trials) for the requirements of Seller or its Affiliates or for the requirements of third parties;”

(j)                                     The following definition is added to Section 1.1 of the BTA between the definition of “Planning and Zoning Laws” and the definition of “Prime Rate”:

““Pension” means the ICI India Limited Employees Pension Fund, dated  September 21, 1977 (as may have been modified subsequent thereto) of Seller;”

(k)                                  The following definition is added to Section 1.1 of the BTA between the definition of “Prime Rate” and the definition of “Proceeding”:

““Principal to Principal Manufacturing Agreement” means the Principal to Principal Manufacturing Agreement to be entered into by and between Purchaser and Seller at the Closing in the form of Exhibit DD;”

(l)                                     The following definition is added to Section 1.1 of the BTA between the definitions of “Real Property” and the definition of “Registrations”:

““Registered User Agreement” means the Registered User Agreement to be entered into by and between Purchaser, Seller and Piramal Enterprises Limited at the Closing in the form of Exhibit AA;”

(m)                               The definition “Roche In-License Agreement” is hereby deleted in its entirety.

(n)                                 The following definition is added to Section 1.1 of the BTA between the definitions of “Roche In-License Agreement” and “Sanofi In-License Agreement”:

““Roche Sub-License Agreement” means the Roche Sub-License Agreement to be entered into by and between Purchaser and Seller at the Closing in the form of Exhibit H;”

(o)                                 The following definition is added to Section 1.1 of the BTA between the definitions of “Software” and “Tax”:

““Sub-License Agreement” means the Sub-License Agreement to be entered into by and between Purchaser and Piramal Life Sciences Limited at the Closing in the form of Exhibit CC;”

(p)                                 The following definition is added to Section 1.1 of the BTA between the definitions of “Tax Return” and “Trademarks”:

““Trademark License Agreement” means the Trademark License Agreement to be entered into by and between Purchaser and Seller at the Closing in the form of Exhibit BB;”

1.3                                 Section 1.2.  The following definition references are added to Section 1.2 of the BTA in alphabetical order:

AHPL Gratuity Trust Fund	8.5(b)(i)
ATPPL Gratuity Trust Fund	8.5(b)(i)
Estimated Amount of Transferred
Employment Liabilities	8.5(c)(ii)
Leave Provision Entitlement	8.3(a)
PHL Transferred Employees	8.1(f)
PHL Pharma Transferred Employees	8.1(f)
PHL Pharma Gratuity Liability	8.3(a)
Pro-Rata Bonus Amount	8.10(a)
Pro-Rata Bonus Amount Reimbursement
Seller Gratuity Liability	8.3(a)

Seller Gratuity Liability Cash Equivalent	8.3(b)(iii)
Transaction Bonus Payments	8.9”

The definition reference “TrueCare Transaction Documents” is hereby amended and restated in its entirety as “TrueCare Acquisition Documents”.  The definition reference to “Amount of Accrued Leave Provision Entitlement” is hereby deleted.  The definition reference to “Estimated Net Working Capital” is hereby amended and restated in its entirety as “Benchmark Net Working Capital”.

1.4                                 Term Usage.  References to “PHL Pharma Limited” in Section 4.2(xvii) and Section 5.17(a) of the BTA are hereby replaced with “PHL Pharma Private Limited” and references to “TrueCare Transaction Documents” in Section 4.2(b)(xi) and Section 4.2(b)(xi) of the BTA are hereby replaced with “TrueCare Acquisition Agreements”.

1.5                                 Section 2.1(c)(ix).  Section 2.1(c)(ix) of the BTA is hereby amended and restated in its entirety as follows:

“(ix)                          the rights granted to Purchaser under the Sanofi Sub-License Agreements and the Roche Sub-License Agreement;”

1.6                                 Section 2.2(l).  Section 2.2(l) of the BTA is hereby amended and restated in its entirety as follows:

“(l)                               (i) the  Sanofi In-License Agreement; (ii) the Original Roche In   License Agreement; and (iii) the New Roche In-License Agreement;”

1.7                                 Section 2.2(n) and (o).  A new Section 2.2(n) of the BTA is hereby inserted as follows”

“(n)                           payables of Seller to PHL Pharma Private Limited and payables of PHL Pharma Private Limited to Seller;”

and the existing sub-section (n) of Section 2.2 of the BTA is changed to sub-section (o).

1.8                                 Section 2.3(a).  Section 2.3(a) of the BTA is hereby amended by replacing “as line items” with “in line items”.

1.9                                 Section 2.3(e) and (f).  A new Section 2.3(e) of the BTA is hereby inserted as follows:

“(e)                            any Liabilities that are not referred to in the preceding sub- paragraphs of this Section 2.3 which are reflected in line items on the Final Statement of Closing Net Working Capital to the extent of the amounts shown in the Final Statement of Closing Net Working Capital;”

and the existing sub-section (e) of Section 2.3 of the BTA is changed to sub-section (f).

1.10                           Section 2.3(d).  Section 2.3(d) of the BTA is hereby amended and restated in its entirety as follows:

“(d)                           (i) the Estimated Amount of Transferred Employment Liabilities and (ii) all Transferred Employment Liabilities which are reflected as a current Liability on the Final Statement of Closing Net Working Capital;”

1.11                           Section 2.4.  Section 2.4 of the BTA is hereby amended by inserting the following text immediately following sub-section 2.4(r):

“Seller hereby agrees and acknowledges that Excluded Liabilities further include (without limiting the generality of the first sentence of Section 2.4 of the BTA and not in limitation of Sections 2.4 (a) — (r) of the BTA):

(i)                                     all Liabilities to the extent arising from Seller’s failure to maintain insurance coverage with respect to the Baddi Housing Colony;

(ii)                                  all Liabilities to the extent arising under any claim by or with respect to any current or former employee of Seller or its Affiliates (including Business Employees) based on the operation of, relating to, or arising out of acts, omissions or events occurring in connection with the Baddi Housing Colony prior to the Closing Date, including any claims for personal injury;

(iii)                               all Liabilities arising under claims by or with respect to any current or former employee of Seller or its Affiliates (including any Business Employee) relating in any way to deductions or contributions made in connection with the occupation of the Baddi Housing Colony by such employees and all Tax deductions and other contributions relating to the foregoing; in all cases based on acts, omissions or events occurring prior to the Closing, or based upon the acts or omissions of Seller and its Affiliates occurring after the Closing.”

1.12                           Section 3.1(a).  Section 3.1(a) of the BTA is hereby amended by inserting the following immediately prior to ‘(“Cash Consideration”)’:

“plus Eighty Million Dollars (USD 80,000,000)”

1.13                           Section 3.1(b)(i).  Section 3.1(b)(i) of the BTA is hereby amended by inserting the following immediately prior to ‘(“Initial Cash Consideration”)’:

“plus Eighty Million Dollars (USD 80,000,000)”

1.14                           Section 4.1.  Section 4.1 of the BTA is hereby amended by replacing ‘Luthra & Luthra Law Offices, 103 Ashoka Estate, 24 Barakhamba Road, New Delhi, 110001’ with ‘Trident Hotel, Nariman Point, Mumbai 400 021, India’.

1.15                           Section 4.2(a)(iii).  Section 4.2(a)(iii) of the BTA is hereby amended and restated in its entirety as:

“(iii)                         for the Baddi Plant, the Baddi Housing Colony and the Baddi Ash Disposal Site: (A) a sale deed in the form of Exhibit N (each, a “Deed” and collectively, the “Deeds”) duly stamped and executed by Seller in favor of Purchaser, conveying the whole of the right, title and interest of Seller in each parcel of each of the Baddi Plant, the Baddi Housing Colony and the Baddi Ash Disposal Site to Purchaser, free and clear of all Encumbrances; and any novations, assignments and Consents as may be necessary to transfer such right, title and interest to Purchaser; (B) the original documents of the title deed(s) to each of the Baddi Plant and the Baddi Housing Colony from which Seller has derived its title to the Baddi Plant and the Baddi Housing Colony, respectively; and (C) a copy of the title deed to the Baddi Ash Disposal Site from which Seller has derived its title to the Baddi Ash Disposal certified as a true copy of the original by the Sub-Registrar located at Nalagarh.”

1.16                           Section 4.2(a)(v).  Section 4.2(a)(v) of the BTA is hereby amended and restated in its entirety as follows:

“(v)                           the Roche Sub-License Agreement duly stamped and executed by Seller;”

and the reference to ‘Lease Deeds’ and ‘the Lease Deeds,’ in Sections 1.2 and 10.14(a) of the BTA, respectively, shall be deemed deleted.

1.17                           Section 4.2(a)(xi).  Section 4.2(a)(xi) of the BTA is hereby amended and restated in its entirety as follows:

“(xi)                          a deed of assignment in respect of all Purchased Intellectual Property in the form of Exhibit P (the “IP Assignment”) duly stamped and executed by Seller and the originals of all prior deeds of assignment and other documents pursuant to which Seller has derived its title to the Purchased Intellectual Property;”

and all references to ‘IP Assignments’ in the List of Exhibits and Sections 1.2 and 10.14(a) of the BTA shall be deemed to be references to ‘IP Assignment’.

1.18                           Section 4.2(a)(xiii).  Section 4.2(a)(xiii) of the BTA is hereby amended and restated in its entirety as follows:

“(xiii)                    [intentionally omitted];”

1.19                           Section 4.2(a)(xiv).  Section 4.2(a)(xiv) of the BTA is hereby amended and restated in its entirety as follows:

“(xiv)                   an actuarial valuation report, dated within five (5) Business Days of the Closing Date, prepared by the actuary selected, and using the assumptions determined, pursuant to Section 8.3(a), with respect to all of the PHL Transferred Employees and all of the PHL Pharma Transferred Employees setting forth: (A) (1) the Liability of Seller under the Gratuity Fund of Seller and (2) the Liability of PHL Pharma Private Limited under the Gratuity Fund of PHL Pharma Private Limited; (B) the Leave Provision Entitlement under the Leave Provision of Seller and PHL Pharma Private Limited; (C) the long service award provision of Seller and PHL Pharma Private Limited; and (D) the Liability of Seller under the Pension;”

1.20                           Section 4.2(a)(xvi).  Section 4.2(a)(xvi) of the BTA is hereby amended and restated in its entirety as follows:

“a receipt from Seller in a form reasonably satisfactory to Purchaser acknowledging the receipt of the Initial Cash Consideration less the sum of: (A) an amount equal to the Estimated Amount of Transferred Employment Liabilities; and (B) any withholding of Taxes required to be withheld under applicable Law;”

1.21                           Section 4.2(a)(xvii) and Sections 4.2(a)(xix)-(xxiii).  Section 4.2(a) of the BTA is hereby amended by (a) deleting ‘and’ from the end of Section 4.2(a)(xvii) and (b) adding Sections 4.2(a)(xix) — (xxiii) as follows:

“(xix)                     the Exclusive Distribution Agreement duly stamped and executed by Seller;

(xx)                              the Registered User Agreement duly stamped and executed by Seller and Piramal Enterprises Limited;

(xxi)                           the Trademark License Agreement duly stamped and executed by Seller;

(xxii)                        the Sub-License Agreement duly stamped and executed by Piramal Life Sciences Limited; and

(xxiii)                     the Principal to Principal Manufacturing Agreement duly stamped and executed by Seller.”

1.22                           Section 4.2(a).  Section 4.2(a) of the BTA is hereby amended by inserting the following text immediately following sub-section 4.2(a)(xxi):

“Without modifying Seller’s obligations pursuant to this Section 4.2(a), Purchaser acknowledges that Purchaser shall assist Seller in connection with the stamping of certain documents to be delivered by Seller duly stamped to Purchaser by coordinating the stamping process.”

1.23                           Section 4.2(b)(i).                         Section 4.2(b)(i) of the BTA is hereby amended and restated in its entirety as follows:

“(i)                               the Initial Cash Consideration less the sum of: (A) an amount equal to the Estimated Amount of Transferred Employment Liabilities; and (B) any withholding Taxes required to be withheld under applicable Law with respect to the transactions contemplated by this Agreement, payable to the Seller’s bank account with HDFC Bank Limited of Motwani Chambers, Fort, Mumbai - 400 023, account number 00600310025792 and IFSC code HDFC0000060 by means of a wire transfer of immediately available funds with value as of the Closing Date;”

1.24                           Section 4.2(b)(ii).                      Section 4.2(b)(ii) of the BTA is hereby amended and restated in its entirety as follows:

“(ii)                            for each of the Baddi Plant, the Baddi Housing Colony and the Baddi Ash Disposal Site, a Deed executed by Purchaser;”

1.25                           Section 4.2(b)(iii).                   Section 4.2(b)(iii) of the BTA is hereby amended and restated in its entirety as follows:

“(iii)                         the Roche Sub-License Agreement executed by Purchaser;”

1.26                           Section 4.2(b)(ix).                    Section 4.2(b)(ix) of the BTA is hereby amended and restated in its entirety as follows:

“(ix)                          the IP Assignment executed by Purchaser;”

1.27                           Section 4.2(b)(xi) and Sections 4.2(b)(xiii)-(xvii).  Section 4.2(b) of the BTA is hereby amended by (a) deleting ‘and’ from the end of Section 4.2(b)(xi) and (b) adding Sections 4.2(b)(xiii)-(xvi) as follows:

“(xiii)                    the Exclusive Distribution Agreement executed by Purchaser;

(xiv)                         the Registered User Agreement executed by Purchaser;

(xv)                            the Trademark License Agreement executed by Purchaser;

(xvi)                         the Sub-License Agreement executed by Purchaser; and

(xvii)                      the Principal to Principal Manufacturing Agreement executed by Purchaser.”

1.28                           New Section 4.3.  A new Section 4.3 of the BTA shall be inserted as follows:

“Section 4.3.                   Deliveries Prior to the Closing.  Prior to the Closing Date, Seller shall deliver or cause to be delivered to Purchaser:

(a)                                  a certificate executed by Seller in Agreed Form, which such certificate shall be dated as of the Closing Date, certifying that all contributions required to be made to the Superannuation Fund by applicable Law and the terms of the Superannuation Fund in respect of the those PHL Transferred Employees who participate in the Superannuation Fund for all periods up to and including March 31, 2010 have been made;

(b)                                 a certificate executed by Seller in Agreed Form, which such certificate shall be dated as of the Closing Date, certifying that all contributions required to be made in respect of the PHL Transferred Employees to the Provident Fund by applicable Law and the terms of the Provident Fund for all periods up to and including July 31, 2010 have been made;

(c)                                  a certificate executed by the statutory auditor of PHL Pharma Private Limited in Agreed Form, which such certificate shall be dated August 30, 2010, certifying that all contributions required to be made in respect of the PHL Pharma Transferred Employees to the Provident Fund by applicable Law and the terms of the Provident Fund for all periods up to and including July 31, 2010 have been made;

(d)                                 a certificate executed by the Seller Provident Fund trust statutory auditor in Agreed Form, which such certificate shall be dated August 26, 2010, certifying that all contributions required to be made in respect of the PHL Transferred Employees to the Provident Fund by applicable Law and the terms of the Provident Fund for all periods up to and including July 31, 2010 have been made; and

(e)                                  a certificate executed by Seller certifying Seller’s good faith estimate of: (i) the aggregate amount of the monthly compensation accrued and not yet paid to each Transferred Employee by Seller or PHL Pharma Private Limited for the period prior to the Closing Date (including, if applicable, basic salary, education allowance, transport allowance, reimbursement of driver’s salary, special allowance, housing rental allowance and medical allowance); and (ii) the aggregate amount of leave travel assistance, medical reimbursement, accrued bonus (excluding sales incentive payments, management performance payments, annual incentive payments and all other incentive type payments) and ex-gratia accrued and not yet paid to each Transferred Employee by Seller or PHL Pharma Private Limited for the period prior to the Closing Date.”

1.29                           New Section 4.4.  A new Section 4.4 of the BTA shall be inserted as follows:

“Section 4.4.                             Deliveries Following Closing.  No later than thirty (30) days following the Closing Date, Seller shall deliver or cause to be delivered to Purchaser:

(a)                                  a certificate executed by Seller in Agreed Form certifying that all contributions required to be made to the Superannuation Fund by applicable Law and the terms of the Superannuation Fund in respect of the those PHL Transferred Employees who participated in the Superannuation Fund for all periods up to the Closing Date have been made;

(b)                                 a certificate executed by Seller in Agreed Form certifying that all contributions required to be made in respect of the PHL Transferred Employees to the Provident Fund by applicable Law and the terms of the Provident Fund for all periods up to the Closing Date have been made;

(c)                                  a certificate executed by the statutory auditor of PHL Pharma Private Limited in Agreed Form certifying that all contributions required to be made in respect of the PHL Pharma Transferred Employees to the Provident Fund by applicable Law and the terms of the Provident Fund for all periods up to the Closing Date have been made;

(d)                                 a certificate executed by the Seller Provident Fund trust statutory auditor in Agreed Form, certifying for the Provident Fund of PHL, the balance as of the Closing Date for each PHL Transferred Employee that, if requested by any PHL Transferred Employee, would be required to be transferred to Purchaser (or a trust account established by Purchaser) or in respect of which the applicable insurance policy would need to be assigned or for which Purchaser would be required to obtain an insurance policy; and

(e)                                  a certificate executed by Seller certifying: (i) the aggregate amount of the monthly compensation accrued and not yet paid to each Transferred Employee by Seller or PHL Pharma Private Limited for the period prior to the Closing Date (including, if applicable, basic salary, education allowance, transport allowance, reimbursement of driver’s salary, special allowance, housing rental allowance and medical allowance); and (ii) the aggregate amount of leave travel assistance, medical reimbursement, accrued bonus (excluding sales incentive payments, management performance payments, annual incentive payments and all other incentive type payments) and ex-gratia accrued and not yet paid to each Transferred Employee by Seller or PHL Pharma Private Limited for the period prior to the Closing Date.”

1.30                           Section 4.3.  Section 4.3 of the BTA shall be renumbered as Section 4.5 of the BTA.

1.31                           Section 5.10(a).  The last sentence of Section 5.10(a) of the BTA is hereby amended and restated in its entirety as follows:

“The original title deeds with respect to the Baddi Plant are not in the custody of Seller and have been deposited with IDBI as security for repayment/redemption of the debentures of Seller.”

1.32                           Additional Representations and Warranties of Seller.

(a)                                  Section 5.18 of the BTA is hereby amended by inserting a new sub-section (h) as follows:

“(h)                           With respect to the Baddi Ash Disposal Site: (i) Seller has determined that the site is suitable for the disposal of boiler ash; (ii) Seller has obtained all necessary Governmental Authorizations required to dispose of boiler ash on the site; (iii) Seller’s disposal of boiler ash on the site, is and has been at all times, in accordance with all Governmental Authorizations and applicable Environmental Laws and Occupational Safety and Health Laws; (iv) Seller has not disposed of, nor permitted any other party to dispose of, any Hazardous Materials or materials of any other nature other than boiler ash on the site; and (v) no actions are currently contemplated or required to continue the use of the site for ash disposal or to permanently close the site and discontinue its use for ash disposal.”

(b)                                 Section 5.23 of the BTA is hereby amended by inserting a sub-section (a) immediately prior to the existing text of such Section and inserting the following as a new sub-section (b):

“(b)                           No Proceedings are pending by or against Seller or any of its Affiliates that relate to the Baddi Housing Colony or the Baddi Ash Disposal Site. To the Knowledge of Seller, no such Proceeding has been threatened, and no event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. No governmental or official investigation or inquiry concerning the Baddi Housing Colony or the Baddi Ash Disposal Site is in progress or is pending and, to Seller’s Knowledge, there are no circumstances which are likely to give rise to any such Proceeding.”

(c)                                  Section 5.32(a) of the BTA is hereby amended by inserting a new sentence immediately following the existing text of such Section as follows:

“Neither Seller nor any of its Affiliates manufacture, sell, offer to sell, import or export, any of the following finished pharmaceutical products: Largactil, M&B, Majeptil, Maylox, Sectral, Surmontil, Intraval, Piflasyn, Vallergan, Anthical, Anthisan,

Embacetine, Embedyne, Embelix, Embequine, Embesil, Nivembin, Oracyn, Osbil, Penitriad, Peroxyl, Protamyl, Sonargan, Soneryl, Streptotriad, Sulphatriad, Trescatyl and Zephrol.”

1.33                           Section 5.16 of the BTA is hereby amended by inserting the following as a new sub-section (k):

“(k)                            The aggregate amount of all carry-forward personal days accrued by each Transferred Employee as of the Closing Date is included in the Leave Provision Entitlement for Seller and PHL Pharma Private Limited included in the actuarial valuation report to be delivered pursuant to Section 4.2(a)(xiv)(B).  The Transferred Employees cannot carry forward sick days.”

1.34                           Section 7.3(a).  The last sentence of Section 7.3(a) of the BTA is hereby amended and restated in its entirety as follows:

“The Parties hereby agree and acknowledge that the provisions of this Section 7.3(a) are not applicable to the Sanofi Sub-License Agreements and/or the Roche Sub-License Agreement.”

1.35                           Section 7.11(c).  Section 7.11(c) of the BTA is hereby amended by replacing “Estimated” with “Closing”.

1.36                           Section 7.18(a).   Section 7.18(a) of the BTA is hereby amended and restated in its entirety as follows:

“(a)                            Guarantor hereby irrevocably and unconditionally guarantees to Seller, and its successors and assigns permitted under this Agreement, the performance of all of the Purchaser’s obligations pursuant to this Agreement, together with the Purchaser’s obligations and those of ATPPL pursuant to the TrueCare Acquisition Documents, including all payments becoming due to the Seller hereunder and thereunder (the “Obligations”); provided, however, that Seller agrees and acknowledges that Purchaser shall, on behalf of ATPPL, make all payments required to be made to PHL Pharma Private Limited by ATPPL pursuant to the TrueCare Acquisition Documents.”

1.37                           Section 8.1(f).  Section 8.1(f) of the BTA is hereby amended and restated in its entirety as follows:

“At the Closing, Purchaser shall provide Seller with a list of the Business Employees (including the Key Employees) and all contract laborers of PHL Pharma Private Limited providing services to the Business who have accepted the offer of employment made by Purchaser, effective as of the Closing Date (each such Business Employee or contract laborer of PHL Pharma Private Limited providing services to the Business, a “Transferred Employee” and collectively, the “Transferred Employees”).  Transferred Employees who were employees of Seller immediately prior to the Closing shall be referred to as the “PHL

Transferred Employees” and Transferred Employees who were employees or contract laborers of PHL Pharma Private Limited immediately prior to the Closing shall be referred to as the “PHL Pharma Transferred Employees.  On the Closing Date, Seller shall notify the PHL Transferred Employees of the termination of their employment with Seller, such termination effective immediately prior to the Closing and Seller shall cause PHL Pharma Private Limited to notify the PHL Pharma Transferred Employees of the termination of their employment with PHL Pharma Private Limited, such termination effective immediately prior to the Closing.”

1.38                           Section 8.3(a).  The last two sentences of Section 8.3(a) of the BTA are hereby amended and restated in their entirety as follows:

“The Parties hereby agree that the assumptions to be used in the actuarial valuation report shall not result in an amount of Seller Gratuity Liability, PHL Pharma Gratuity Liability or Leave Provision Entitlement for Seller or PHL Pharma Private Limited in excess of the amount resulting if such Seller Gratuity Liability, PHL Pharma Gratuity Liability and/or Leave Provision Entitlement for Seller and PHL Pharma Private Limited were to be calculated on a termination basis of such Employee Plan. The amount of Seller Gratuity Liability, PHL Pharma Gratuity Liability and Leave Provision Entitlement reflected on the actuarial valuation report shall, subject to Section 8.5(c)(iv), be deemed a Transferred Employment Liability.  “Seller Gratuity Liability” means the aggregate amount of the Liability of Seller set forth in the actuarial report to be delivered pursuant to Section 4.2(a)(xiv) for the payment of gratuity benefits under the Gratuity Fund to the PHL Transferred Employees on the Closing Date. “PHL Pharma Gratuity Liability” means the aggregate amount of the Liability of PHL Pharma Private Limited set forth in the actuarial report to be delivered pursuant to Section 4.2(a)(xiv) for the payment of gratuity benefits under the Gratuity Fund to the PHL Pharma Transferred Employees on the Closing Date. “Leave Provision Entitlement” means the aggregate amount of the Liability of Seller and PHL Pharma Private Limited set forth in the actuarial report to be delivered pursuant to Section 4.2(a)(xiv) pursuant to the Leave Provision for the PHL Transferred Employees and the PHL Pharma Transferred Employees on the Closing Date.”

1.39                           Leave Provision Entitlement.  All references in the BTA to “Leave Provision entitlement” shall be deemed to be references to “Leave Provision Entitlement”.

1.40                           Section 8.4(a)(iii).  Section 8.4(a)(iii) of the BTA is hereby amended and restated in its entirety as follows:

“(iii)                         a gratuity fund (which in the case of PHL Pharma Private Limited (but not Seller) is in the form of a book entry reserve on PHL Pharma Private Limited’s financial statements) pursuant to the Payment of Gratuity Act, 1972, for the payment of gratuity benefits to its Business Employees (the “Gratuity Fund”).”

1.41                           Section 8.4(b). Section 8.4(b) of the BTA is hereby amended and restated in its entirety as follows:

“Prior to the Closing Date, Seller shall, and shall cause PHL Pharma Private Limited to, make all contributions or book entry reserves on PHL Pharma Private Limited’s financial statements required to be made to the Provident Fund, the Superannuation Fund and the Gratuity Fund (the “Funds”) with respect to the Business Employees by applicable Law and the terms of such Funds in the period prior to the Closing, and shall pay all premiums and any other amounts due or payable to the Funds with respect to the Business Employees so as to ensure that all the Funds are fully funded as of the Closing in accordance with Section 8.3(a) (or, in the case of PHL Pharma Private Limited’s Gratuity Fund, the Liabilities for the Fund are fully reserved on PHL Pharma Private Limited’s financial statements), and no payment, contribution or premium is required to be paid to the Funds or additional book entry reserve made with respect to the Business Employees for the period prior to the Closing; provided, however, that Purchaser agrees and acknowledges that, in accordance with Seller’s obligations set forth in Sections 8.8 (b) and (c), all contributions:

(i) for the Provident Fund of Seller and PHL Pharma Private Limited required to be made in respect of each Transferred Employee in accordance with applicable Law and the terms of such Funds for the period commencing on August 1, 2010 (inclusive) and ending on September 7, 2010 (inclusive) shall be made by Seller and PHL Pharma Private Limited (which Seller shall cause to be made) to the applicable Fund no later than September 15, 2010; and

(ii) for the Superannuation Fund of Seller required to be made in respect of each PHL Transferred Employee who participates in the Superannuation Fund in accordance with applicable Law and the terms of such Fund for the period commencing on April 1, 2010 (inclusive) and ending on September 7, 2010 (inclusive) shall be made no later than September 15, 2010.”

1.42                           Sections 8.4(e).  Sections 8.4(e) — (g) of the BTA shall be inserted as follows:

“(e)                            From the Closing Date until the second (2nd) anniversary of the Closing Date, no later than twenty (20) days following receipt of a written request from Purchaser, Seller shall, and shall cause PHL Pharma Private Limited and the trustees of the Funds to, provide Purchaser or a representative of Purchaser (including a provident fund consultant) with all of the following:

(i)                                     all books, records and other documentation (including historical payroll data and banking with respect to all of the Transferred Employees, (including all workmen and contract laborers)) of Seller and PHL Pharma Private Limited in connection with contributions made due by or on behalf of Seller and PHL Pharma Private Limited to the Superannuation Fund of Seller and the

Provident Fund of each of Seller and PHL Pharma Private Limited prior to the Closing; and

(ii)                                  copies of any audit reports, results of inspections, files and correspondence with Governmental Authorities, administrators, trustees and other similar relevant Persons in connection with the Superannuation Fund of Seller and the Provident Fund of each of Seller and PHL Pharma Private Limited.

(f)                                    From the Closing Date until the fourth (2nd) anniversary of the Closing Date, Purchaser shall have the right, upon at least ten (10) Business Days prior written notice to Seller, to have a representative of Purchaser audit the records of Seller, PHL Pharma Private Limited and the Fund trustee with respect to the Superannuation Fund of Seller and the Provident Fund of each of Seller and PHL Pharma Private Limited in order to verify whether all contributions required to be made in respect of each Transferred Employee, workman and contract laborer in accordance with applicable Law and the terms of such Funds for all periods up to the Closing Date were made. Such audit shall be conducted during Sellers’ normal business hours and shall commence on a date reasonably acceptable to both Parties. All individuals conducting any audits shall sign a non- disclosure agreement with Seller on reasonable terms and conditions.

(g)                                 In addition to the other rights and remedies of the Purchaser Indemnified Parties under this Agreement and applicable Law, if Purchaser, ATPPL or any of their respective Affiliates incur or suffer any Loss (including any costs of Purchaser or its Affiliates in connection with Sections 8.4(e) or (f), irrespective of whether Purchaser’s review or audit reveals that contributions for periods up to Closing were not made) related to contributions required to be made in respect of each Transferred Employee, workman and contract laborer in accordance with applicable Law and the terms of the Superannuation Fund of Seller, the Provident Fund of Seller or the Provident Fund of PHL Pharma Private Limited for all periods up to the Closing Date that were not made by or on behalf of Seller or PHL Pharma Private Limited, then Purchaser shall have a full right to off-set against one or more Installment Payments the amount of such Loss.  Seller agrees and acknowledges that Purchaser’s off-set rights pursuant to this Section 8.4(g) shall not be limited by the proviso at the end of Section 11.5(b) or Section 11.7(a).  If Seller fails to comply with Section 8.4(e) or Section 8.4(f) in any material respect, then Purchaser shall have the right to withhold the entire amount of the next Annual Installment Payment payable pursuant to this Agreement until such time that Seller has remedied such breach.”

1.43                           Sections 8.5(a) and (b).  Sections 8.5(a) and 8.5(b) of the BTA are hereby amended and restated in its entirety as follows:

“(a)                            Provident Fund.

(i)                                     Purchaser shall, as soon as reasonably practicable after the Closing Date, arrange for a provident fund to provide for the payment of provident fund benefits to the Transferred Employees.

(ii)                                  At such time as Purchaser has arranged for a provident fund to provide for the payment of provident fund benefits to the PHL Transferred Employees, Seller shall take all steps under the control of Seller as may be necessary to transfer the balances as of the Closing Date, including interest, under the Provident Fund in respect of the PHL Transferred Employees (which accumulations are held by the trustees of the Provident Fund), to the provident fund so arranged by Purchaser.

(iii)                               As soon as reasonably practicable after the Closing Date, Seller shall, and shall cause PHL Pharma Private Limited to, take all steps under the control of Seller and PHL Pharma Private Limited, as applicable, as may be necessary to enable ATPPL to register as an employer entity pursuant to the Employees Provident Funds and Miscellaneous Provisions Act, 1952 and obtain a company code in respect thereof, notify the Regional Provident Fund Commissioner or any other applicable Governmental Authority of the transfer of employment of the PHL Pharma Transferred Employees to either Purchaser or ATPPL, as applicable, and transfer the contributions made by PHL Pharma Private Limited to the Provident Fund with respect to the PHL Pharma Transferred Employees to the entity code assigned by the Regional Provident Fund Commissioner or any other applicable Governmental Authority under the Employees Provident Funds and Miscellaneous Provisions Act, 1952 to ATPPL or AHPL, as applicable.

(iv)                              Seller shall, and shall cause PHL Pharma Private Limited to, as soon as reasonably practicable after the Closing Date, provide to Purchaser all necessary documentation and other information providing the amounts contributed to each Provident Fund for each Transferred Employee.

(b)                                 Gratuity Fund and Superannuation Fund.

(i)                                     ATPPL shall, for the period on and from the Closing Date, extend gratuity benefits to the PHL Pharma Transferred Employees in accordance with applicable Law.

(ii)           Purchaser maintains a trust account for extending gratuity benefits to its employees which such trust (the “AHPL Gratuity Trust Fund”) shall be used by Purchaser (until such time as Purchaser may elect to extend gratuity benefits to the PHL Transferred Employees as is otherwise permissible pursuant to applicable Law) for extending gratuity benefits to the PHL Transferred Employees for the period on and from the Closing Date.

(iii)          Within one (1) Business Day of Purchaser providing Seller with a written notification requesting the same, Seller shall provide HDFC Standard Life Insurance Company Limited, the fund manager of Seller’s Gratuity Fund, with written instructions (which such instructions shall contain the applicable details of the intended transferee) to transfer an amount in cash equal to the Seller Gratuity Liability included in the actuarial valuation report to be delivered pursuant to Section 4.2(a)(xiv)(A) (the “Seller Gratuity Liability Cash Equivalent”) to the AHPL Gratuity Trust Fund or the fund manager of the AHPL Gratuity Trust Fund (as set forth in Purchaser’s written notice).

(iv)          With respect to those PHL Transferred Employees who participate in the Superannuation Fund as of the day immediately prior to the Closing Date, Purchaser shall, within six (6) months of the Closing Date, either (A) obtain a new policy from an insurer determined by Purchaser or its Affiliates or establish a trust account for extending superannuation benefits to such PHL Transferred Employees for the period on and from the Closing Date, or (B) provide an equivalent benefit for the period on and from the Closing Date.  At such time as Purchaser may arrange for a superannuation fund to provide for the payment of superannuation fund benefits to the PHL Transferred Employees, Seller shall take all steps under the control of Seller as may be necessary to facilitate the transfer of the balances as of the Closing Date, including interest under the Superannuation Fund of Seller (which accumulations are held by the trustees of the Superannuation Fund) to the superannuation fund so arranged by Purchaser in respect of those PHL Transferred Employees electing to so transfer such balances.”

1.44         Section 8.5(c).  Section 8.5(c) of the BTA is hereby amended and restated in its entirety as follows:

“(c)         Closing Transferred Employee Liability.

(i)            At Closing, subject to Section 8.5(c)(iv), Purchaser shall assume and pay or perform when due the Liabilities related to: (A) the aggregate amount of the monthly compensation accrued and not yet paid to each Transferred Employee by Seller or PHL Pharma Private Limited for the period prior to the Closing Date (including, if applicable, basic salary, education allowance, transport allowance, reimbursement of driver’s salary, special allowance, housing rental allowance and medical allowance); (B) the aggregate amount of the leave travel assistance, medical reimbursement, accrued bonus (excluding sales incentive payments, management performance payments and all other incentive type payments) and ex-gratia accrued and not yet paid to each Transferred Employee by Seller or PHL Pharma Private Limited for the period prior to the Closing Date; (C) the Leave Provision Entitlement included in the actuarial valuation report to be delivered pursuant to Section 4.2(a)(xiv)(B); (D) the Seller Gratuity Liability and the PHL Pharma Gratuity Liability, each included in the actuarial valuation report to be delivered pursuant to Section 4.2(a)(xiv)(A);  (E) for the Provident Fund of Seller and PHL Pharma Private Limited and the Superannuation Fund of Seller, the amount of all contributions required to be made in respect of each Transferred Employee in accordance with applicable Law and the terms of such Funds for all periods up to the Closing Date that have not been made; (F)  the long service award provision of Seller and PHL Pharma Private Limited included in the actuarial valuation report to be delivered pursuant to Section 4.2(a)(xiv)(C); (G) the Liability of Seller under the Pension included in the actuarial valuation report to be delivered pursuant to Section 4.2(a)(xiv)(D); (H) the aggregate amount of the sales incentive payments accrued and not yet paid to each Transferred Employee by Seller or PHL Pharma Private Limited for the period prior to the Closing Date; and (I) the Management Incentive Amount (collectively, (A), (B), (C), (D), (E), (F), (G), (H) and (I) the “Transferred Employment Liabilities”).

(ii) Seller hereby agrees and acknowledges that Purchaser shall have the right to deduct and offset at the Closing the Estimated Amount of Transferred Employment Liabilities from the Initial Cash Consideration.  The “Estimated Amount of Transferred Employment Liabilities” means, collectively:  (A) the aggregate amount of the monthly compensation accrued and not yet paid to each Transferred Employee by Seller or PHL Pharma Private Limited for the period prior to the Closing Date (including, if applicable, basic salary, education allowance, transport allowance, reimbursement of driver’s salary, special allowance, housing rental allowance and medical allowance) included in the certificate of Seller to be delivered pursuant to Section 4.3(e); (B) the aggregate amount of the leave travel assistance, medical reimbursement, accrued bonus (excluding sales incentive payments, management performance payments, annual incentive payments and all other incentive type payments) and ex-gratia accrued and not yet paid to each Transferred Employee by Seller or PHL Pharma Private Limited for the period prior to the Closing Date included in the certificate of Seller to be delivered pursuant to Section 4.3(e); (C) the Leave Provision Entitlement included in the actuarial valuation report to be delivered pursuant to Section 4.2(a)(xiv)(B); (D) the PHL Pharma Gratuity Liability included in the actuarial valuation report to be delivered pursuant to Section 4.2(a)(xiv)(A); (E) the long service award provision of Seller and PHL Pharma Private Limited included in the actuarial valuation report to be delivered pursuant to Section 4.2(a)(xiv)(C); (F) the Liability of Seller under the Pension included in the actuarial valuation report to be delivered pursuant to Section 4.2(a)(xiv)(D); and (G) the Management Incentive Amount.

(iii)          With respect to the following categories of the Transferred Employment Liabilities: (A) monthly compensation accrued and not yet paid to each Transferred Employee by Seller or PHL Pharma Private Limited for the period prior to the Closing Date; (B) leave travel assistance, medical reimbursement, accrued bonus (excluding sales incentive payments, management performance payments and all other incentive type payments) and ex-gratia accrued and not paid to each Transferred Employee by Seller or PHL Pharma Private Limited for the period prior to the Closing Date; (C) for the Provident Fund of Seller and PHL Pharma Private Limited and the Superannuation Fund of Seller, the amount of all contributions required to be made in respect of each Transferred Employee in accordance with applicable Law and the terms of such Funds for all periods up to the Closing Date that have not been made; and (D) the Seller Gratuity Liability and the PHL Pharma Gratuity Liability, the Parties hereby agree that:

(1) if the amount of such Liabilities of Seller or PHL Pharma Private Limited for categories (A) or (B) included in the certificate of Seller to be delivered pursuant to Section 4.4(e) exceeds the amount included in the Estimated Amount of Transferred Liabilities for the same category, the excess amount shall be considered as a current Liability for purposes of the Closing Net Working Capital calculation pursuant to Section 3.2;

(2) if the amount of such Liabilities for categories (A) or (B) included in the certificate of Seller to be delivered pursuant to Section 4.4(e) is less than the amount included in the Estimated Amount of Transferred Liabilities for the same category, the amount of such deficiency shall be considered as a current asset for purposes of the Closing Net Working Capital calculation pursuant to Section 3.2;

(3)  the amount of any Liabilities for category (C) shall be considered as a current Liability for purposes of the Closing Net Working Capital calculation pursuant to Section 3.2; and

(4) if Seller has failed to transfer to the AHPL Gratuity Trust Fund the Seller Gratuity Liability Cash Equivalent in accordance with the provisions of Section 8.5(b)(iii), then an amount equal to the Seller Gratuity Liability Cash Equivalent shall be considered as a current Liability for purposes of the Closing Net Working Capital calculation pursuant to Section 3.2.

(iv)          Seller hereby agrees and acknowledges that any Liabilities related to: (A) monthly compensation accrued and not yet paid to any Transferred Employee by Seller or PHL Pharma Private Limited for the period prior to the Closing Date (including, if applicable, basic salary, education allowance, transport allowance, reimbursement of driver’s salary, special allowance, housing rental allowance and medical allowance); (B) leave travel assistance, medical reimbursement, accrued bonus (excluding sales incentive payments, management performance payments, annual incentive payments and all other incentive type payments) and ex-gratia accrued and not yet paid to any Transferred Employee by Seller or PHL Pharma Private Limited for the period prior to the Closing Date; (C) any Leave Provision Entitlement included in the actuarial valuation report to be delivered pursuant to Section 4.2(a)(xiv)(B); (D) any Seller Gratuity Liability or PHL Pharma Gratuity Liability included in the actuarial valuation report to be delivered pursuant to Section 4.2(a)(xiv)(A); (E) for the Provident Fund of Seller and PHL Pharma Private Limited and the Superannuation Fund of Seller, the amount of all contributions required to be made in respect of each Transferred Employee in accordance with applicable Law and the terms of such Funds for all periods up to the Closing Date that have not been made; (F) any long service award provision of Seller and PHL Pharma Private Limited included in the actuarial valuation report to be delivered pursuant to Section 4.2(a)(xiv)(C); and (G) any Liability of Seller under the Pension included in the actuarial valuation report to be delivered pursuant to Section 4.2(a)(xiv)(D);  that are neither included in the Estimated Amount of Transferred Employment Liabilities, reflected as a current Liability on the Final Statement of Closing Net Working Capital, nor transferred to the AHPL Gratuity Trust Fund (by way of a transfer of the (Seller Gratuity Liability Cash Equivalent) shall be deemed Excluded Liabilities and Seller shall indemnify the Purchaser Indemnified Parties for any such Excluded Liabilities pursuant to the provisions of Article 11.

1.45         Section 10.6(c).     Sub-section (B) of the proviso to Section 10.6(c) is hereby amended and restated in its entirety as follows:

“(B)         the business of performing drug discovery, research and development work (including preformulation studies, formulation development, clinical material supply, clinical trials formulation and clinical trials) for the requirements of Seller or its Affiliates or for the requirements of third parties;”

1.46         Section 10.14(g).   Section 10.14(g) of the BTA is hereby amended and restated in its entirety as follows:

“(g)         The Parties hereby agree and acknowledge that the provisions of this Section 10.14 are not applicable to the Sanofi Sub-License Agreements and the Roche Sub-License Agreement.”

1.47         Section 15.3.   Section 15.3 of the BTA is hereby amended and restated in its entirety as follows:

“Amendments.  (a) Subject to Section 15.3(b), no modification or amendment to this Agreement shall be valid or binding unless made in writing and duly executed by or on behalf of each Party. (b) The consent of the Promoter Group shall not be required to any modification or amendment to this Agreement pursuant to Section 15.3(a), save in respect of any modification or amendment to Sections 7.5(c), 7.6, 10.6 or 11.2.”

1.48         Business Employees. Seller hereby agrees and acknowledges that, to the extent applicable, references to Seller in connection with Employee Plans, Business Employee Plans, the Leave Provision, the Funds and any other matters related to the

Business Employees, shall be deemed to be references to Seller, or PHL Pharma Private Limited, or both (as the context requires).

1.49         Proration of Real Property Expenses.  Promptly following the Closing, the Parties shall cooperate to determine the proration of those Taxes and outgoings in respect of the Baddi Manufacturing Plant and each Leased Business Real Property (to the extent the related lease requires Seller to pay the same) paid by Seller to the extent relating to the period after the Closing and those Taxes and outgoings in respect of the Baddi Manufacturing Plant and each such Leased Business Real Property that shall be invoiced to Purchaser relating to the period prior to the Closing.  Purchaser shall reimburse Seller for any such amounts paid by Seller to the extent relating to the period after the Closing within thirty (30) days of Seller presenting documentation reasonably demonstrating such amounts.  Seller shall reimburse Purchaser for any such amounts paid by Purchaser to the extent relating to the period prior to the Closing within thirty (30) days of Purchaser presenting documentation reasonably demonstrating such amounts.

1.50         Exhibit F.  Exhibit F of the BTA is hereby amended and restated in its entirety in the form set forth in Exhibit A1 to this Amendment.

1.51         Exhibit H.  Exhibit H of the BTA is hereby amended by adding Exhibit H in the form set forth in Exhibit A2 to this Amendment.

1.52         Exhibit G.  Exhibit G-1 and Exhibit G-2 of the BTA are hereby amended and restated in their entirety in the forms set forth on Exhibit B-1 and Exhibit B-2, respectively, to this Amendment.

1.53         Exhibit K.  Exhibit K of the BTA is hereby amended and restated in its entirety in the form set forth on Exhibit C to this Amendment.

1.54         Exhibit M.  Exhibit M of the BTA is hereby amended and restated in its entirety in the form set forth on Exhibit D to this Amendment.

1.55         Exhibit O.  Exhibit O of the BTA is hereby added in the form set forth on Exhibit E to this Amendment.

1.56         Exhibit P.    Exhibit P of the BTA is hereby amended and restated in its entirety in the form set forth on Exhibit F to this Amendment.

1.57         Exhibit T.   Exhibit T of the BTA is hereby amended by deleting San Marino, Canary Islands, Andorra, Faroe Islands, Bahamas, Bermuda, British Virgin Islands, Cayman Islands and Falkland Islands, and such revised Exhibit T of the BTA is restated in its entirety in the form set forth on Exhibit G to this Amendment.

1.58         Exhibit Y.  Exhibit Y of the BTA is hereby amended and restated in its entirety in the form set forth on Exhibit H to this Amendment.

1.59         Exhibit AA. Exhibit AA of the BTA is hereby added in the form set forth on Exhibit I to this Amendment.

1.60         Exhibit BB.  Exhibit BB of the BTA is hereby added in the form set forth on Exhibit J to this Amendment.

1.61         Exhibit CC.  Exhibit CC of the BTA is hereby added in the form set forth on Exhibit K to this Amendment.

1.62         Exhibit DD.  Exhibit DD of the BTA is hereby added in the form set forth on Exhibit L to this Amendment.

1.63         Exhibit EE.  Exhibit EE of the BTA is hereby added as set forth on Exhibit M to this Amendment.

1.64         Schedule 3.2(b).  Schedule 3.2(b) of the BTA is hereby amended and restated in its entirety in the form set forth on Exhibit N to this Amendment.

1.65         Section 8.8.  A new Section 8.8 of the BTA is hereby inserted as follows:

“Section 8.8.

(a)           On September 7, 2010, Seller paid and caused PHL Pharma Private Limited to pay to each PHL Transferred Employee and each PHL Pharma Transferred Employee, respectively, all compensation accrued and not yet paid for the period prior to the Closing Date (including, if applicable, basic salary, education allowance, transport allowance, reimbursement of driver’s salary, special allowance, housing rental allowance and medical allowance).

(b) On or before September 15, 2010, Seller shall, and shall cause PHL Pharma Private Limited to, make all contributions to the Provident Fund of Seller and PHL Pharma Private Limited required to be made in respect of each Transferred Employee in accordance with applicable Law and the terms of such Funds for the period commencing on August 1, 2010 (inclusive) and ending on September 7, 2010 (inclusive).

(c) On or before September 15, 2010, Seller shall make all contributions (including the required nine percent (9%) interest on the applicable contribution) to the Superannuation Fund of Seller required to be made in respect of each PHL Transferred Employee who participates in the Superannuation Fund in accordance with applicable Law and the terms of the Superannuation Fund for the period commencing on April 1, 2010 (inclusive) and ending on September 7, 2010 (inclusive).”

1.66         Transaction Bonus Payments. A new Section 8.9 of the BTA is hereby inserted as follows:

“Seller shall be responsible for payments under the Chairman’s Ex-Gratia Transaction Bonus and any other bonus or other additional compensation paid by Seller, any Affiliate of Seller or PHL Pharma Private Limited in contemplation of or as a result of the sale of the Business comprised of the Transferred Assets to Purchaser or its Affiliates to any Business Employee, or any former employee of the Business, whether prior to, on or following the Closing Date (the “Transaction Bonus Payments”). The Transaction Bonus Payments shall be paid to each PHL Transferred Employee by Seller and to each PHL Pharma Private Limited to each PHL Pharma Transferred Employee on or before September 9, 2010.  Seller agrees that, to the extent Purchaser or any Affiliate of Purchaser is required pursuant to Law to make any payment or incur any other Liability as a result of or in connection with such Transaction Bonus Payments (including any Liability with respect to the Funds, any Employee Plan or any employee benefit plan, program or arrangement of Purchaser or its Affiliates, Seller shall, to the extent permitted by applicable Law, make such payment or satisfy such Liability, on a net after-Tax basis to Purchaser and its Affiliates, or otherwise Seller shall pay to Purchaser an amount that shall fully satisfy such payment or satisfy such Liability, on a net after-Tax basis to Purchaser and its Affiliates.  It is the intent of the Parties and this Section 8.9 that, subject to the final sentence of this Section 8.9, Seller shall fully indemnify Purchaser and its Affiliates and hold Purchaser and its Affiliates harmless from any and all Liability created or incurred as a result of or in connection with the Transaction Bonus Payments, including any Liability with respect to Taxes.  Seller shall not be required to make any payment and shall not incur any Liability pursuant to this Section 8.8, if and to the extent that such payment or Liability arises or is increased as a result of, or in connection with, any act or omission of Purchaser or its Affiliates that is not required pursuant to Law.”

1.67         Section 8.10.  Reimbursement of Pre-Closing Portion of Sales Incentive Payments. A new Section 8.10 of the BTA is hereby inserted as follows:

“(a)         Within thirty (30) days of Purchaser providing Seller written notification thereof, Seller shall reimburse Purchaser and ATPPL for all amounts paid by Purchaser or ATPPL following the Closing to the Transferred Employees in respect of sales incentive payments accrued (in accordance with the applicable sales incentive plan) for the period prior to the Closing but not paid to each Transferred Employee on or prior to the Closing (collectively, the “Pre-Closing Sales Incentive Amount”).

(b)           In addition to the other rights and remedies of the Purchaser Indemnified Parties under this Agreement and applicable Law, if Seller fails to reimburse Purchaser or ATPPL strictly in compliance with the terms of Section 8.10(a), then Purchaser shall have a full right to off-set against the First Annual Installment Payment an amount equal to: (i) the difference between the Pre-Closing Sales Incentive Amount and the amount, if any, of any payments made by Seller to Purchaser or ATPPL for a portion of the Pre-Closing Sales Incentive  Amount (the “Pre-Closing Sales Incentive Amount Reimbursement Shortfall”) plus (ii) interest on the Pre-Closing Sales Amount Reimbursement Shortfall computed at the Prime Rate for the period from the date which is thirty (30) days following the date of Purchaser’s notification pursuant to Section 8.10(a) and the date of such off-set.  The limitations set forth in Section 11.7(a) shall not apply to Seller’s indemnification obligations pursuant to this Section 8.10(b).”

1.68         Section 11.13.  Contramal Indemnification. A new Section 11.13 of the BTA is hereby inserted as follows:

“Seller indemnifies and holds harmless the Purchaser Indemnified Parties from and against, and shall pay to Purchaser the monetary value of, any and all Losses incurred or suffered by Purchaser Indemnified Parties the extent resulting from any of the following: (a) Gruenthal (or any successor in interest of Gruenthal under the Contramal License Agreement) terminates the Contramal License Agreement for any reason or no reason at all; or (b) ASE discontinues supply of the Product Contramal to Purchaser or any of its Affiliates, except to the extent of any negligent or willful act or omission by Purchaser or any of its Affiliates giving rise to either of the events described in (a) or (b). Purchaser shall use reasonable commercial efforts to maintain supply of the Product Contramal to the Business.  The limitations set forth in Section 11.7(a) shall not apply to Seller’s indemnification obligations pursuant to this Section 11.13. Seller hereby agrees that neither Seller, its Affiliates nor any of their respective directors, offices or employees shall have any direct discussions with Gruenthal or ASE regarding the Product Contramal unless specifically requested by Purchaser.  Purchaser hereby agrees to reasonably consult with Seller in respect of any discussions Purchaser has with respect to the rights granted by Gruenthal and/or ASE to Purchaser in respect of Contramal.  Unless Purchaser requests otherwise in writing, the provisions of Section 7.3(a) and Section 10.14 shall not apply to the Product Contramal.”

2.             Incorporation of Schedules.  The Parties hereby agree that Schedules listed in Schedule 15.10 of the BTA that were agreed upon by the Parties following the Effective

Date and are attached hereto as Exhibit O to this Amendment are deemed incorporated in (and are a part of) the BTA for all purposes.

3.             Updated Schedules.  The Parties hereby agree that the following Schedules of the BTA have been updated, as agreed by the Parties, following the Effective Date and are deemed hereby amended and restated in their entirety in the form set forth on Exhibit P to this Amendment.

4.             Final Schedules.  Set forth on Exhibit Q to this Amendment are the final Schedules (including the Seller Disclosure Schedules) to the BTA as of the date of this Amendment, which such Schedules are deemed incorporated in (and are a part of) the BTA for all purposes.

5.             No Implied Amendments; Effective Date.  Except as amended herein, all terms and provisions contained in the BTA shall remain in full force and effect.  Each of the Parties agrees that the amendments to the BTA contained herein shall be effective upon the execution of this Amendment by each Party.  On and after the date hereof, each reference in the BTA to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the BTA shall mean the BTA as amended by this Amendment.

6.             Counterparts.  This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument and any Party may execute this Amendment by signing any one or more of such originals or counterparts.  The delivery of signed counterparts by facsimile or email transmission that includes a “portable document format” (“.pdf”) of the sending Party’s signature(s) is as effective as signing and delivering the counterpart in person.

7.             Defined Terms.  Capitalized terms used herein that are not otherwise defined shall have the meanings set forth in the BTA.

8.             Governing Law.  The internal Laws of India (without giving effect to any choice or conflict of law provision or rule (whether of India or any other jurisdiction) that would cause the application of Laws of any other jurisdiction) govern all matters arising out of or relating to this Amendment and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom or related thereto.

9.             Arbitration.  Except for any claims for specific performance or interlocutory relief which may be heard in the High Court of Judicature at Bombay, India, all controversies, disputes or claims arising out of or relating in any way to this Amendment or the transactions contemplated hereunder, including any dispute as to the existence, validity, performance, breach or termination hereof, shall be resolved by final and binding arbitration under the Rules of Arbitration of the International Chamber of Commerce which rules shall be deemed to be incorporated into this Amendment, as modified by the provisions set forth on Schedule 14.2 of the BTA.

10.           Survival of Guarantees.   Neither the execution of this Amendment by any Party nor anything contained in this Amendment shall in any way affect the validity or enforceability of the guarantees given by the Guarantor and Piramal Enterprises Limited in connection with the BTA (the “Guarantees”).  The Guarantees (as amended by this Amendment) shall continue in full force and effect following the execution of this Amendment.

[SIGNATURES TO FOLLOW]

IT WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first written above.

ABBOTT HEALTHCARE PRIVATE LIMITED

By:	/s/ Michael J. Warmuth
	Name:	Michael J. Warmuth
	Title:	Authorized Signatory

ABBOTT LABORATORIES

By:	/s/ Michael J. Warmuth
	Name:	Michael J. Warmuth
	Title:	Authorized Signatory

PIRAMAL HEALTHCARE LIMITED

By:	/s/ Ajay G. Piramal
Name: Ajay G. Piramal
Title: Chairman and Authorized Signatory

AJAY G. PIRAMAL

By:	/s/ Ajay G. Piramal
Name: Ajay G. Piramal

AJAY G. PIRAMAL (HUF)

By:	/s/ Ajay G. Piramal
Name: Ajay G. Piramal

SWATI A. PIRAMAL

By:	/s/ Swati A. Piramal
Name: Swati A. Piramal

NANDINI A. PIRAMAL

By:	/s/ Nandini A. Piramal
Name: Nandini A. Piramal

ANAND AJAY PIRAMAL

By:	/s/ Anand Ajay Piramal
Name: Anand Ajay Piramal

LALITA G. PIRAMAL

By:	/s/ Lalita G. Piramal
Name: Lalita G. Piramal

THE AJAY G. PIRAMAL FOUNDATION

By:	/s/ Ajay G. Piramal
Name: Ajay G. Piramal
Title: Authorized Signatory

NANDINI PIRAMAL INVESTMENTS PRIVATE LIMITED

By:	/s/ Nandini A. Piramal
Name: Nandini A. Piramal
Title: Authorized Signatory

PHL HOLDINGS PRIVATE LIMITED

By:	/s/ Ajay G. Piramal
Name: Ajay G. Piramal
Title: Authorized Signatory

PIRAMAL ENTERPRISES LIMITED TRUSTEE OF THE PIRAMAL ENTERPRISES EXECUTIVE TRUST

By:	/s/ Ajay G. Piramal
Name: Ajay G. Piramal
Title: Authorized Signatory

SAVOY FINANCE & INVESTMENTS PRIVATE LIMITED

By:	/s/ Nandini A. Piramal
Name: Nandini A. Piramal
Title: Authorized Signatory

SWASTIK SAFE DEPOSIT AND INVESTMENTS LTD

By:	/s/ Nandini A. Piramal
Name: Nandini A. Piramal
Title: Authorized Signatory

PIRAMAL HEALTHCARE LIMITED — SENIOR EMPLOYEE OPTION SCHEME

By:	/s/ Ajay G. Piramal
Name: Ajay G. Piramal
Title: Authorized Signatory

List of Exhibits*

Exhibit A-1

Amended and Restated  Exhibit F to the Business Transfer Agreement dated May 21, 2010 by and among Abbott Healthcare Private Limited, Abbott Laboratories, Piramal Healthcare Limited (“Piramal”) and certain shareholders of Piramal (the “BTA”).

Exhibit A-2	Amended and Restated Exhibit H to the BTA.
Exhibit B-1	Amended and Restated Exhibit G-1 to the BTA.
Exhibit B-2	Amended and Restated Exhibit G-2 to the BTA.
Exhibit C	Amended and Restated Exhibit K to the BTA.
Exhibit D	Amended and Restated Exhibit M to the BTA.
Exhibit E	Amended and Restated Exhibit O to the BTA.
Exhibit F	Amended and Restated Exhibit P to the BTA.
Exhibit G	Amended and Restated Exhibit T to the BTA.
Exhibit H	Amended and Restated Exhibit Y to the BTA.
Exhibit I	Amended and Restated Exhibit AA to the BTA.
Exhibit J	Amended and Restated Exhibit BB to the BTA.
Exhibit K	Amended and Restated Exhibit CC to the BTA.
Exhibit L	Amended and Restated Exhibit DD to the BTA.
Exhibit M	Amended and Restated Exhibit EE to the BTA.
Exhibit N	Form of Deed
Exhibit O	Exclusive Distribution Agreement
Exhibit P	Form of IP Assignment
Exhibit Y	New Roche In-License Agreement
Exhibit AA	Registered User Agreement
Exhibit BB	Trademark License Agreement
Exhibit CC	Sub-License Agreement
Exhibit DD	Principal to Principal Manufacturing Agreement
Exhibit EE	Actuarial Valuation Report

List of Schedules*

Section 2	Incorporation of Schedules
Section 3	Updated Schedules
Section 4	Final Schedules

* Pursuant to Item 601(b)(2) of Regulation S-K, all exhibits and schedules listed herein have been omitted. Abbott Laboratories agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon request.